Coopers
& Lybrand






                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference of our reports dated January
24, 1995 on our audits of consolidated financial statements and financial statement schedule of Southern New England Telecommunications
Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, included or incorporated by reference in this Annual Report on Form 10-K, in the following documents filed by Southern New England Telecommunications Corporation:

    . Registration Statement No. 33-6320 on Form S-3 relating to the Shareholder Dividend Reinvestment and Stock Purchase Plan.

    . Post-Effective Amendment No. 3 to Registration Statement No. 33-6326 on Form S-8 relating to the SNET Bargaining Unit
       Retirement Savings Plan.

    . Post-Effective Amendment No. 2 to Registration Statement No. 33-6325 on Form S-8 relating to the SNET Management Retirement Savings Plan.

    . Registration Statement No. 33-19058 on Form S-8 relating to the SNET 1986 Stock Option Plan.

    . Registration Statement No. 33-41237 on Form S-3 relating to the registration of $165 million of Debt Securities.

    . Registration Statement No. 33-51055 on Form S-8 relating to the SNET Non-Employee Director Stock Plan.



                                              COOPERS & LYBRAND L.L.P.




Hartford, Connnecticut
March 10, 1995